Exhibit 99.1

NETLIST REPORTS SECOND QUARTER 2016 RESULTS

IRVINE, CALIFORNIA, August 3, 2016 - Netlist, Inc. (NASDAQ: NLST), a leading provider of high performance memory solutions for the cloud computing and storage markets, today reported financial results for the second quarter ended July 2, 2016.

Revenues for the quarter ended July 2, 2016, were $6.9 million, up 385% from revenues of $1.4 million for the quarter ended June 27, 2015.  Gross profit for the quarter ended July 2, 2016, was $3.7 million, or 53% of revenues compared to a gross profit of $105,000, or 7% of revenues for the quarter ended June 27, 2015.

Net loss for the quarter ended July 2, 2016, was ($1.5) million, or ($0.03) loss per share, compared to a net loss in the prior year period of ($4.4) million, or ($0.09) loss per share.  These results include stock-based compensation expense of $0.3 million for the second quarter of 2016 and $0.4 million for the prior year period.

“During the second quarter, the company delivered significant year over year revenue and earnings growth.  These financial results include the completion of the initial engineering phase under our joint development agreement with Samsung as well as revenue from new strategic customers.” said C.K. Hong, Chief Executive Officer of Netlist.  “We are poised to capitalize on major patent monetization opportunities and remain on schedule to introduce our first generation Storage Class Memory (SCM) product.”

As of July 2, 2016, cash and cash equivalents and restricted cash were $11.4 million, total assets were $17.0 million, working capital was $9.7 million, total debt, net of debt discounts, was $14.0 million, and stockholders’ deficit was ($3.4) million.

Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) loss is a non-GAAP measure in which the net interest expense, provision for income taxes, depreciation, amortization, stock-based compensation and net other income (expense) are added back to the GAAP basis net income (loss). The non-GAAP measures are described below and are reconciled to the corresponding GAAP measure in the condensed consolidated financial statements portion of this release under the heading “Unaudited Schedule Reconciling GAAP Net Loss to Non-GAAP EBITDA and Adjusted EBITDA.” The adjusted EBITDA loss was ($1.0) million for the quarter ended July 2, 2016, compared to an adjusted EBITDA loss of ($4.9) million for the prior year period.

Conference Call Information

C.K. Hong, Chief Executive Officer, and Gail Sasaki, Chief Financial Officer, will host an investor conference call today, August 3, 2016 at 5:00 p.m. Eastern Time to review the company’s results for the second quarter ended July 2, 2016.  The dial-in number for the call is 1-412-317-5443.  The live webcast and archived replay of the call can be accessed in the Investors section of Netlist’s website at www.netlist.com.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including EBITDA and adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), may be considered non-GAAP financial measures. Netlist believes this information is useful to investors because it provides a basis for measuring Netlist’s available capital resources, the operating performance of Netlist’s business and Netlist’s cash flow, excluding net interest expense, provisions for income taxes, depreciation, amortization, stock-based compensation and net other expense that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles (“GAAP”). Netlist’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating Netlist’s operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by Netlist may not be comparable to similarly titled amounts reported by other companies.

Adjusted EBITDA loss is a non-GAAP measure in which the net interest expense, provision for income taxes, depreciation and amortization, stock-based compensation and net other (income) expense are added back to the GAAP basis loss. The non-GAAP measures are described above and are reconciled to the corresponding GAAP measure in the condensed consolidated financial statements portion of this release under the heading “Unaudited Schedule Reconciling GAAP Net Loss to Non-GAAP EBITDA and Adjusted EBITDA.”

About Netlist, Inc.

Netlist creates solutions that accelerate turning data into information.  The company produces next generation persistent memory solutions that enable businesses to transact quicker, gain insight faster, and reduce datacenter costs.  Flagship products NVvault® and EXPRESSvault™ accelerate system performance and provide mission critical fault tolerance.  HyperVault®, Netlist’s next-generation architecture, expands the performance and capacity of memory channel storage.  The company holds a portfolio of patents, many seminal, in the area of hybrid memory, rank multiplication and load-reduction, among others.  Netlist is part of the Russell Microcap® Index.  To learn more, visit www.netlist.com

Safe Harbor Statement:

This news release contains forward-looking statements regarding future events and the future performance of Netlist. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances and is based on currently available market, operating, financial and competitive information and assumptions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expected or projected, including, among others, risks associated with the launch and commercial success of our products, programs and technologies; the success of product, joint development and licensing partnerships; continuing development, qualification and volume production of HyperVault™, EXPRESSvault™, NVvault®, HyperCloud® and VLP Planar-X RDIMM; the timing and magnitude of the continued decrease in our sales; our ability to leverage our NVvault® and EXPRESSvault™ technology in a more diverse customer base; our need to raise additional capital and our ability to obtain financing when necessary; the rapidly-changing nature of technology; risks associated with intellectual property, including patent infringement litigation against us as well as the costs and unpredictability of litigation over infringement of our intellectual property and the possibility of our patents being reexamined or reviewed by the United States Patent and Trademark office and the Patent Trial and Appeal Board; volatility in the pricing of DRAM ICs and NAND flash; changes in and uncertainty of customer acceptance of, and demand for, our existing products and products under development, including uncertainty of and/or delays in product orders and product qualifications; delays in our and our customers’ product releases and development; introductions of new products by competitors; changes in end-user demand for technology solutions; our ability to attract and retain skilled personnel; our reliance on suppliers of critical components and vendors in the supply chain; fluctuations in the market price of critical components; evolving industry standards; the political and regulatory environment in the People’s Republic of China; and general economic and market conditions. Other risks and uncertainties are described in our annual report on Form 10-K filed on March 4, 2016, and subsequent filings with the U.S. Securities and Exchange Commission we make from time to time. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

(Tables Follow)

For more information, please contact:

Brainerd Communicators, Inc.	Netlist, Inc.
Mike Smargiassi or Jenny Perales	Gail M. Sasaki
NLST@braincomm.com	Chief Financial Officer
(212) 986-6667	(949) 435-0025

Netlist, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	(unaudited)	(audited)
	July 2,	January 2,
	2016	2016

ASSETS
Current assets:
Cash and cash equivalents	$10,803	$19,684
Restricted cash	600	400
Accounts receivable, net	1,022	716
Inventories	1,970	1,658
Prepaid expenses and other current assets	1,760	1,739
Total current assets	16,155	24,197

Property and equipment, net	735	408
Other assets	73	61
Total assets	$16,963	$24,666

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$4,325	$3,299
Accrued payroll and related liabilities	1,052	1,243
Accrued expenses and other current liabilities	410	340
Deferred revenue	—	6,857
Accrued engineering charges	500	500
Notes payable and capital lease obligation, current	212	13
Total current liabilities	6,499	12,252
Convertible promissory note, net of debt discount	13,807	13,699
Capital lease obligation, long term	67	—
Long-term warranty liability	23	49
Total liabilities	20,396	26,000

Commitments and contingencies

Stockholders’ deficit:
Preferred stock	—	—
Common stock	51	50
Additional paid-in capital	132,818	132,011
Accumulated deficit	(136,302)	(133,395)
Total stockholders’ deficit	(3,433)	(1,334)
Total liabilities and stockholders’ deficit	$16,963	$24,666

Netlist, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	July 2,	June 27,	July 2,	June 27,
	2016	2015	2016	2015

Net product sales	$3,500	$1,429	$4,671	$3,543
Non-recurring engineering revenues	3,428	—	6,857	—
Total net revenues	6,928	1,429	11,528	3,543
Cost of sales(1)	3,267	1,324	4,416	2,739
Gross profit	3,661	105	7,112	804
Operating expenses:
Research and development(1)	1,831	1,536	3,477	2,920
Intellectual property legal fees	1,023	2,238	1,846	5,780
Selling, general and administrative(1)	2,159	1,744	4,424	3,503
Total operating expenses	5,013	5,518	9,747	12,203
Operating loss	(1,352)	(5,413)	(2,635)	(11,399)
Other income (expense):
Interest expense, net	(132)	(489)	(269)	(969)
Other income (expense), net	(10)	1,548	(2)	1,556
Total other income (expense), net	(142)	1,059	(271)	587
Loss before provision for income taxes	(1,494)	(4,354)	(2,906)	(10,812)
Provision for income taxes	—	—	1	1
Net loss	$(1,494)	$(4,354)	$(2,907)	$(10,813)
Net loss per common share:
Basic and diluted	$(0.03)	$(0.09)	$(0.06)	$(0.23)
Weighted-average common shares outstanding:
Basic and diluted	51,080	50,354	50,723	47,530

(1)  Amounts include stock-based compensation expense as follows:

Cost of sales	$13	$12	$28	$26
Research and development	55	148	190	338
Selling, general and administrative	235	248	543	555

Netlist, Inc.

Unaudited Schedule Reconciling GAAP Net Loss to Non-GAAP EBITDA and Adjusted EBITDA

(in thousands)

	Three Months Ended		Six Months Ended
	July 2,	June 27,	July 2,	June 27,
	2016	2015	2016	2015

GAAP net loss	$(1,494)	$(4,354)	$(2,907)	$(10,813)

Interest expense, net	132	489	269	969
Provision for income taxes	—	—	1	1
Depreciation and amortization	72	134	126	282

EBITDA (loss)	(1,290)	(3,731)	(2,511)	(9,561)

Stock-based compensation	303	408	761	919
Other expense (income), net	10	(1,548)	2	(1,556)

Adjusted EBITDA (loss)	$(977)	$(4,871)	$(1,748)	$(10,198)